UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K /A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

STAR CENTURY PANDAHO CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53780	27-0491634
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 W. Charleston Blvd, Suite 110 Las Vegas, NV	89117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (702) 628-8899

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on May 9, 2015, is being filed solely to correct a typographical error in Item 1.01. All other items remain unchanged.

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Section 1 - Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement

On May 12, 2015, Star Century Pandaho Corporation entered into a Service Render Agreement (the "SR Agreement") with Changsha 3G Network Technology Co., Ltd. for services including the websites build up or development for the related websites, APP, Shops, brochures, digital publicity information and big data analysis. The consideration for services was 4,000,000 restricted shares of Star Century Pandaho Corporation’s Common Stock.

On May 12, 2015, Star Century Pandaho Corporation entered into a Copy Right Purchase Agreement (the "CPR Agreement") with Liu Li for non-exclusive intellectual property rights. The consideration for the non-exclusive intellectual property rights was 40,000,000 restricted shares of Star Century Pandaho Corporation’s Common Stock.

On May 21, 2015, Star Century Pandaho Corporation entered into a Promissory Note with Asia International Finance Holdings Limited, Hong Kong in the amount of $5,000,000 to be received on or before December 31, 2016 . In connection with the Promissory Note 20,000,000 restricted shares of Star Century Pandaho Corporation’s Common Stock was issued.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sale of Equity Securities

In accordance with the Employment Agreement with Fen Xing dated May 17, 2015, referenced in Item 5.02, we authorized the issuance of 250,000 restricted shares to Ms. Xing. The shares were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

In accordance with the Employment Agreement with Jian Zhang dated May 17, 2015, referenced in Item 5.02, we authorized the issuance of 250,000 restricted shares to Mr. Zhang. The shares were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

In accordance with the Employment Agreement with Yan Zhang dated May 18, 2015, referenced in Item 5.02, we authorized the issuance of 150,000 restricted shares to Mr. Zhang. The shares were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

In connection with its RA Agreement with Changsha 3G Network Technology Co., Ltd., as discussed in Item 1.01, the company agreed to issue 4,000,000 shares of restricted common stock to Changsha 3G Network Technology Co., Ltd., in exchange for services. These shares were valued at $1,000,000 and were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

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In connection with its CPR Agreement with Liu Li, as discussed in Item 1.01, the company agreed to issue 40,000,000 shares of restricted common stock to Liu Li, in exchange for non-exclusive intellectual rights. These shares were valued at $10,000,000 and were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

In connection with its Promissory Note with Asia International Finance Holdings Limited, Hong Kong, as discussed in Item 1.01, the company agreed to issue 20,000,000 shares of restricted common stock to Asia International Finance Holdings Limited, Hong Kong, in exchange for $5,000,000 Promissory Note. These shares were valued at $5,000,000 and were issued based upon the exemption from registration found in Section 4(2) of the Securities Act.

On May 27, 2015, the Registrant’s Board of Directors approved the issuance of 25,000 shares of its Series A Convertible Preferred Stock to Star Century Entertainment Corporation. Star Century Entertainment Corporation elected to convert $42,887.30 of principal and interest into 25,000 shares of Series A Convertible Preferred Stock.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On May 17, 2015, Fen Xing entered into an Employment Agreement with the Company, effective as of January 8, 2015. Pursuant to the Employment Agreement, Ms. Xing will serve as Chief Executive Officer, Secretary, Treasurer and member of the Board of Directors for an employment term through December 31, 2017. Ms. Xing is entitled to an annual base salary of $120,000 and an initial bonus of 250,000 restricted shares of the Company’s common stock.  The Company may pay Ms. Xing in stock in lieu of cash at her discretion. If she chooses to accept stock, the conversion rate will be based on 50% discount to the last five trading day average closing bid price on the date of conversion and the shares will be restricted shares of the Company’s Common Stock.

On May 17, 2015, Jian Zhang entered into an Employment Agreement with the Company, effective as of January 8, 2015. Pursuant to the Employment Agreement, Mr. Zhang will serve as Chief Operating Officer and member of the Board of Directors for an employment term through December 31, 2017. Mr. Zhang is entitled to an annual base salary of $120,000 and an initial bonus of 250,000 restricted shares of the Company’s common stock.  The Company may pay Mr. Zhnag in stock in lieu of cash at his discretion. If he chooses to accept stock, the conversion rate will be based on 50% discount to the last five trading day average closing bid price on the date of conversion and the shares will be restricted shares of the Company’s Common Stock.

On May 18, 2015, Yan Zhang entered into an Employment Agreement with the Company, effective as of January 8, 2015. Pursuant to the Employment Agreement, Mr. Zhang will serve as Director or Public Relations and member of the Board of Directors for an employment term through December 31, 2017. Mr. Zhang is entitled to an annual base salary of $96,000 and an initial bonus of 150,000 restricted shares of the Company’s common stock.  The Company may pay Mr. Zhnag in stock in lieu of cash at his discretion. If he chooses to accept stock, the conversion rate will be based on 50% discount to the last five trading day average closing bid price on the date of conversion and the shares will be restricted shares of the Company’s Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR CENTURY PANDAHO CORPORATION

(Registrant)

Date: August 3 , 2015

/s/ Fen Xing

Fen Xing

Chief Executive Officer

(Principal Executive Officer)

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